UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2011
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MIDDLEBURG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

    On December 21, 2011, James R. Treptow, a director of Middleburg Financial Corporation (the “Company”), announced that he will not stand for re-election at the 2012 Annual Meeting of Shareholders of the Company.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    On December 21, 2011, in connection with Mr. Treptow’s announcement that he would not stand for re-election to the Board of Directors of the Company, the Board of Directors authorized an amendment to the Company’s bylaws (the “Bylaws”). The amendment will revise Section 2.2 of the Bylaws to decrease the size of the Company’s Board of Directors from thirteen (13) to twelve (12).  The amendment will not become effective until May 2, 2012, the date of the Company’s 2012 Annual Meeting of Shareholders.

    The text of the amendment to the Bylaws, effective May 2, 2012, is attached as Exhibit 3.1 to this report.

Item 9.01    Financial Statements and Exhibits.

    (d)                      Exhibits.

          Exhibit No.                                  Description

3.1	Amendment to Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: December 22, 2011	By:	/s/Gary R. Shook
Gary R. Shook
President and Chief Executive Officer

EXHIBIT INDEX

          Exhibit No.                                  Description

3.1	Amendment to Bylaws of the Company.